UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 10, 2023
SoFi Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39606 (Commission File Number)	98-1547291 (I.R.S. Employer Identification No.)

	234 1st Street San Francisco, California	94105
	(Address of principal executive offices)	(Zip Code)
(855) 456-7634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SOFI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
Item 7.01 Regulation FD Disclosure.

SoFi Technologies, Inc. (the “Company”) informs its investors that it does not hold assets with Silicon Valley Bank. The Company has an approximately 40 million dollar lending facility that is provided through Silicon Valley Bank, which is unaffected by the Federal Deposit Insurance Corporation’s receivership of Silicon Valley Bank.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of SoFi under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any of the information contained in this Item 7.01.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements above are forward-looking and as such are not historical facts. These forward-looking statements are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate”, “believe”, “continue”, “could”, “expect”, “intend”, “may”, “future”, “strategy”, “might”, “plan”, “should”, “would”, “will be”, “will continue”, “will likely result” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: (i) the effect of and uncertainties related to macroeconomic factors such as inflation, rising interest rates and any impact or deterioration in the banking industry and credit markets, including related to the closure of Silicon Valley Bank; (ii) our ability to achieve profitability and continued growth across our business in the future; (iii) the impact on our business of the regulatory environment and complexities with compliance related to such environment, including any further extension of the student loan payment moratorium or loan forgiveness, and our expectations regarding the return to pre-pandemic student loan demand levels; (iv) our ability to realize the benefits of being a bank holding company and operating SoFi Bank; (v) our ability to respond and adapt to changing market and economic conditions, including inflationary pressures and rising interest rates; (vi) our ability to continue to drive brand awareness and realize the benefits or our integrated multi-media marketing and advertising campaigns; (vii) our ability to vertically integrate our businesses and accelerate the pace of innovation of our financial products; (viii) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (ix) our ability to access sources of capital on acceptable terms or at all, including debt financing and other sources of capital to finance operations and growth; (x) the success of our continued investments in our Financial Services segment and in our business generally; (xi) the success of our marketing efforts and our ability to expand our member base; (xii) our ability to maintain our leadership position in certain categories of our business and to grow market share in existing markets or any new markets we may enter; (xiii) our ability to develop new products, features and functionality that are competitive and meet market needs; (xiv) our ability to realize the benefits of our strategy, including what we refer to as our Financial Services Productivity Loop; (xv) our ability to make accurate credit and pricing decisions or effectively forecast our loss rates; (xvi) our ability to establish and maintain an effective system of internal controls over financial reporting; (xvii) our expectations with respect to our anticipated investment levels in our Technology Platform segment and our expected margins in that segment, including our ability to realize the benefits of the Technisys acquisition; and (xviii) the outcome of any legal or governmental proceedings that may be instituted against us. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties set forth in the section titled “Risk Factors” in our last annual report on Form 10-K, as filed with the Securities and Exchange Commission, and those that are included in any of our future filings with the Securities and Exchange Commission.

These forward-looking statements are based on information available as of the date hereof and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoFi Technologies, Inc.

Date: March 10, 2023	By:	/s/ Christopher Lapointe
	Name:	Christopher Lapointe
	Title:	Chief Financial Officer